                                                                    Exhibit 99.2


                             LOAN AGREEMENT AUIC #1


         THIS LOAN AGREEMENT entered into this 30th day of June, 1999, by and between AMERICAN UNION INSURANCE COMPANY, an Illinois stock property & casualty insurance company, hereinafter "Lender" and GREGORY M. SHEPARD, hereinafter "Borrower".

                              W I T N E S S E T H:

         Lender proposes to lend to Borrower up to the sum of Seven Million Dollars ($7,000,000) to be secured and repaid as set forth herein.

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

         1. Lender agrees subject to the conditions herein set forth to lend Borrower up to the sum of Seven Million Dollars ($7,000,000). Said loan to be evidenced by Promissory Note AUIC #1 of Borrower in the form attached as Exhibit "A".

         2. The purpose of the loan is to consolidate AUFC Loans #3 for $1,226,333 and #5 for $4,583,892 into this loan for $5,810,225 and enable
Borrower to pay his interest obligations on: a $18,371,100 loan from Commerce Bank N.A. plus this loan for a period of June 30, 1999 to December 31, 2000.

         IN WITNESS WHEREOF, the parties have executed this Loan Agreement this 30th day of June, 1999.

                                    AMERICAN UNION INSURANCE COMPANY


                                    BY: /s/ Gregory M. Shepard, President
                                       ----------------------------------
                                            Gregory M. Shepard, President


                                    GREGORY M. SHEPARD


                                    BY: /s/ Gregory M. Shepard
                                       ----------------------------------
                                            Gregory M. Shepard

                                                                       Exhibit A

                             PROMISSORY NOTE AUIC #1


Up to $7,000,000                                     June 30, 1999


         FOR VALUE RECEIVED, GREGORY M. SHEPARD ("Maker") agrees to the terms of the Loan Agreement between the parties and promises to pay to the order of AMERICAN UNION INSURANCE COMPANY ("Lender") at Bloomington, Illinois, or at such other place as may be designated in writing, the principal sum of up to Seven Million Dollars ($7,000,000), together with interest thereon at the base rate Commerce Bank, as adjusted from time to time, interest accruing quarterly on March 31st, June 30th, September 30th, and December 31st. The Note will be payable by Maker in full as to both principal and any accrued interest on December 31, 2000. Interest on this Note is calculated on the actual number of days elapsed on a basis of a 360-day year. For purposes of computing interest on this Note, payments of all or any portion of the Principal Amount will not be deemed to have been made until such payments are received by Lender in collected funds.

         ADVANCES AND PAYMENTS. Advances and payments on this Note shall be recorded on records of Lender and such records shall be prima facie evidence of such advances, payments and unpaid principal balance. Maker may prepay this Note at any time without penalty. Payments on the Note shall first be credited to accrued interest, then to payment of principal advanced against said contract, then to any amounts due from Maker to Lender and then to be remitted to Lender.

         COLLATERAL. This Note is secured by the Security Agreement hereafter. Until terminated in writing, this Security Agreement secures this Note, all extensions and renewal thereof, and all prior, contemporaneous and future debts owed to the Lender by Borrower, whether originally owned or transferred to Lender, PROVIDED HOWEVER, that this Security Agreement shall not secure such other indebtedness incurred primarily for personal, family or household purposes, and which is thereby within the regulatory scheme of Truth in Lending, unless this Security Agreement is disclosed as required by Truth in Lending; and, provided further, even though this Security Agreement is properly disclosed as required by Truth in Lending, it will not secure such other indebtedness if the Borrower is entitled to a Right of Rescission, unless such Right of Rescission is given as required and Borrower fails to elect to rescind within the time provided by law.

         ACCELERATION. At option of Lender, the unpaid balance of this Note and all other obligations of Maker to Lender, whether direct or indirect, absolute or contingent, now existing or hereafter arising, shall become immediately due and payable without notice or demand upon the occurrence or existence of any of the following events or conditions: (a) Any payment required by this Note or by any other note or obligation of Maker to Lender is not made when due or the occurrence or existence of any event which results in acceleration of the maturity of any obligation of Maker to Lender under any promissory note, agreement or undertaking; (b) Maker defaults in performance of any covenant, obligation, warranty or provision contained in the Loan Agreement or in any instrument or document securing or relating to this Note or any other note or obligation of Maker to Lender or to others; (c) Any warranty, representation, financial information or statement made or furnished by Lender by or on behalf of Maker proves to be false in any material respect when made or furnished; (d) The making of any levy against or seizure, garnishment or attachment of any collateral; (e) When in the judgment of Lender the collateral, if any, becomes unsatisfactory or insufficient either in character or value, and upon request, Maker fails to provide additional collateral as required by Lender; (f) Loss, theft, substantial damage or destruction of collateral; if any; or (g) Appointment of a receiver over any part of the property of the Maker, the assignment of property by Maker for the benefit of creditors, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against any party liable, directly or indirectly, hereunder.

         WAIVERS AND GOVERNING LAW. No waiver by Lender of any payment or other right under this Note or any related agreement or documentation shall operate as a waiver of any other payment or right. This Note and the obligations evidenced hereby are to be construed and governed by the laws of Illinois.

         COLLECTION COSTS. All parties liable for payment hereunder agree to pay reasonable costs of collection, including an attorney's fee, whether or not a lawsuit is commenced as a part of the collection process.

         IN WITNESS WHEREOF, the Maker has executed this Note on the date first above written.

                                    GREGORY M. SHEPARD



                                    BY:  /s/ Gregory M. Shepard
                                        --------------------------------
                                             Gregory M. Shepard

                                PAYMENT SCHEDULE

                      AMERICAN UNION INSURANCE COMPANY LOAN
                              TO GREGORY M. SHEPARD

                               DATED JUNE 30, 1999

                                AMOUNT $5,810,225

                              INTEREST RATE: 6.50%


TYPE OF LOAN                      FIXED TERM
DATE OF LOAN                      06/30/99
FIRST INSTALLMENT DATE            09/30/99
NUMBER OF INSTALLMENTS            5
INSTALLMENT FREQUENCY             QUARTERLY
AMOUNT OF LOAN                    $5,810,225
INTEREST RATE                     6.5000%

INTEREST HANDLING METHOD          CHARGED AS INTEREST PAYMENT


PAYMENT     PAYMENT        DATE OF            AMOUNT         PAYMENT           PAYMENT         AMOUNT OF         BALANCE
 NUMBER       YEAR       TRANSACTION        OF PAYMENT     ON INTEREST       ON PRINCIPAL      INTEREST        DUE ON LOAN
   1           1         9/30/99                     0              0                  0          94,416         5,904,641
   2           1         12/31/99                    0              0                  0          95,950         6,000,591
   3           1         3/31/00                     0              0                  0          97,510         6,098,101
   4           1         6/30/00                     0              0                  0          99,094         6,197,195
                         YEARLY TOTALS               0              0

   5           2         9/30/00                     0              0                  0         100,704         6,297,899
   6           2         12/31/00            6,400,240        102,341          6,297,899         102,341                 0
                         YEARLY TOTALS                        102,341          6,297,899

-----------------------------------------------------------------------------

                 UNIFORM COMMERCIAL CODE -- SECURITY AGREEMENT

  Gregory M. Shepard            303 E. Washington St., Bloomington, IL 61701
------------------------------, --------------------------------------------,
          Name                                    Address

------------------------------, --------------------------------------------,
          Name                                    Address

(hereinafter called "DEBTOR,"), FOR VALUE RECEIVED, hereby grants to

       American Union
     Insurance Company          303 E. Washington St., Bloomington, IL 61701
------------------------------, --------------------------------------------,
          Name                                    Address

(hereinafter called "SECURED PARTY") a security interest in the following described property and all additional and accessions thereto (herein collectively called "the Collateral"):



            404,800 common shares of Meridian Insurance Group, Inc.



     This security interest is given to secure the payment of any and all indebtednesses and liabilities whatsoever of the DEBTOR to the SECURED PARTY, whether direct or indirect, absolute or contingent, or due or to become due, and whether now existing or hereafter arising, and together with all costs, attorney's fees, and expenses of SECURED PARTY in respect to the indebtedness or the Collateral (all herein collectively called the "Obligations,") which current indebtedness is in the amount of $4,583,892 and is evidenced by a NOTE of even date herewith.

The DEBTOR hereby warrants, covenants and agrees for value received as follows:

     1. That except for the security interest granted hereby, DEBTOR is, or to the extent that this agreement states that the Collateral is to be acquired after the date hereof, will be, the sole owner of the Collateral, free from any other lien, encumbrance or security interest and that DEBTOR will defend the collateral against all claims and demands of all persons at any time claiming the same or any interest therein;
     2. That if checked here [ ], the Collateral is used primarily for personal, family, or household purposes; that if checked here [ ], the Collateral is used primarily in farming operations;
     3. The Collateral will be kept at the place where the DEBTOR resides unless otherwise stated herein, and shall not be moved unless written consent is first obtained from the SECURED PARTY.
     4. That if any or all of the Collateral has been or is to be attached to real estate, DEBTOR shall furnish SECURED PARTY with a disclaimer signed by all persons having an interest in the real estate, disclaiming any interest in the Collateral prior to the interest of the SECURED PARTY. The description of the real estate is:

            Not applicable

located in the           of                , County of              , Illinois.
     5. That if any or all of the Collateral is crops, the description of the real estate upon which the crops are to be grown in:

            Not applicable

in                     County, Illinois, And the names of the record owner and
of all persons having an interest in said real estate are:




     6. That DEBTOR is the owner of the collateral free and clear of any lien, security interest or encumbrance, except those which may have been previously filed by or on behalf of secured party, of any nature, and that no Financing Statement covering said Collateral or any proceeds thereof is on file in any public office; that at the request of SECURED PARTY, DEBTOR will join with SECURED PARTY in executing one or more Financing Statements pursuant to the Uniform Commercial Code in form satisfactory to SECURED PARTY and will pay the cost of filing the same in all public offices whenever filing is deemed by SECURED PARTY to be necessary or desirable;
     7. That DEBTOR will not sell or otherwise transfer the Collateral or any interest therein and will not permit any other lien or security interest to be attached thereto without the written consent of SECURED PARTY.
     8. That DEBTOR shall keep the Collateral insured with a reputable insurance company satisfactory to SECURED PARTY against physical damage for no less than the total amount owed to SECURED PARTY. Insurance policies shall be payable to SECURED PARTY as its interest may appear. SECURED PARTY may cancel the insurance at any time and receive the return premium, if any. If DEBTOR fails to procure insurance, SECURED PARTY has the option, but is not obligated, to do so at DEBTOR's expense.
     9. That DEBTOR shall promptly pay when due all taxes and assessments that may be levied against the Collateral. If DEBTOR fails to do so, SECURED PARTY has the option, but is not obligated, to make payment at DEBTOR's expense.
     10. SECURED PARTY has the option, but is not obligated to pay and discharge other liens, encumbrances or security interests upon the Collateral, and costs of maintenance, repair and preservation of the collateral.
     11. ALL OF THE ADDITIONAL TERMS AND PROVISIONS ON THE REVERSE SIDE HEREOF ARE INCORPORATED HEREIN BY REFERENCE AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH ON THIS SIDE OF THIS PAGE.


               -------------------------------------------------

     18. No default shall be waived by SECURED PARTY except in writing and no waiver of any default shall operate as a waiver of any other default or of the same default on a future occasion. All rights of SECURED PARTY hereunder shall be cumulative and shall inure to the benefit of itself, its successors and assigns; and all obligations of DEBTOR shall bind DEBTOR's legal representatives and successors.
     19. If there is more than one DEBTOR, all undertakings, warranties and covenants made by the DEBTOR and all rights, powers and authorities given to or conferred on the SECURED PARTY shall be joint and several.

     This Security Agreement has been executed and delivered by the DEBTOR on the 30th day of June, A.D. 1999. (Secured party need sign only if agreement is to be used as a financing statement).


                                      ---------------------------------------
                                                        Debtor

        American Union
      Insurance Company                           Gregory M. Shepard
------------------------------------  ---------------------------------------
        Secured Party                                   Debtor

BY /s/ Gregory M. Shepard, President  BY /s/ Gregory M. Shepard
------------------------------------  ---------------------------------------

12. That any amounts paid by SECURED PARTY pursuant to paragraphs 8, 9, and 10 above shall become additional obligations secured by this security agreement, and shall bear interest at the highest legal rate allowable by Illinois Statutes from the dates of any such advances until repaid.

13. In case any of the following events shall happen or occur, DEBTOR shall be in default:

     (a) Failure or neglect to comply with any of the terms, provisions, warranties or covenants of this Security Agreement; or
     (b) Failure to pay any of the Obligations when due at any original or renewed or extended maturity; or
     (c)  If the Collateral or any part thereof ceases to be personal property;
or
     (d) Any warranty, representation or statement made or furnished to SECURED PARTY by or on behalf or DEBTOR shall be or prove to have been false when made or furnished; or
     (e) Any loss, theft, substantial damage, destruction, or encumbrance to or of any of the Collateral or the voluntary or Involuntary transfer of any of the Collateral by way of sale, creation of a security interest, attachment, levy, garnishment or other judicial process; or
     (f) Death, dissolution, termination of existence, insolvency laws or laws for the relief or debtors, by or against, DEBTOR (or if more than one, any of them) or any guarantor or surety for any Debtor, or the appointment of a receiver, trustee, court appointee, or otherwise, for any part of the property of any of them; or
     (g)  If at any time SECURED PARTY feels insecure.

14. Upon any default and at any time or from time to time thereafter, the SECURED PARTY may at its option and without notice or demand declare any one or more or all of the Obligations immediately due and payable, notwithstanding any provisions in any thereof to the contrary and shall have all of the rights and remedies of a secured party under the Uniform Commercial Code (Ill, Rev. Stat. Ch. 26), and all other rights permitted by law, as well as the right to take and may with or without judicial process enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom, and may hold, maintain, repair, preserve and prepare the Collateral for sale, and may without removal render the Collateral nonusable, and may dispose of the Collateral wherever situated, and unless the Collateral in perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the SECURED PARTY will give the DEBTOR reasonable notice of the time and place of any public sale thereof or of the time after which intended disposition is to be made. The requirement of reasonable notice shall be met if such notice is mailed, postage, prepaid, to the DEBTOR at the address given herein or if none to any address in the SECURED PARTY's files, at least five days before the time of sale or other disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include SECURED PARTY's reasonable attorneys' fees and legal.

15. The requirements of any notice to Debtor shall be met if such notice is mailed, postage prepaid, to the address of Debtor listed at the beginning of this agreement at least five days prior to the time of sale, disposition or other event. The Secured Party may be the buyer at any public sale, and if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, the Secured Party may buy at private sale.

16. Debtor also agrees that after any default to promptly comply with any demand by the Secured Party to assemble the Collateral and make it available to the Secured Party at a place reasonably convenient to both parties.

17. All rights of the Secured Party in, to and under this agreement and in and to the Collateral shall pass to and may be exercised by any assignee thereof. The Debtor agrees that if the Secured Party gives notice to the Debtor of an assignment of said rights, upon such notice the liability of the Debtor to the assignee shall be immediate and absolute. The Debtor will not set up any claim against the Secured Party as a defense, counterclaim or set-off to any action brought by any such assignee for the unpaid balance owed hereunder or for possession of the Collateral, provided that Debtor shall not waive hereby any right of action to the extent that waiver thereof is expressly made unenforceable under applicable law.



                          ASSIGNMENT WITHOUT RECOURSE


     FOR VALUE RECEIVED, without recourse, the undersigned does hereby sell, assign and transfer to _________________________________________________________
______________________________________ all right, title and interest in and to the within Security Agreement and the property covered thereby and authorizes the said Assignee to do every act and thing necessary to collect and discharge the obligation secured thereby.


                                        _______________________________________
                                                       Creditor

                                        By:____________________________________




                      ASSIGNMENT WITH GUARANTY OF PAYMENT


     FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to _____________________________________________________________________________
_____________________ all right, title and interest in and to the within Security Agreement and the property covered thereby and authorizes the said Assignee to do every act and thing necessary to collect and discharge the obligation secured thereby.

     In consideration of the purchase of the within Security Agreement, the undersigned guarantees payment of the full amount remaining unpaid thereon and covenants that if default be made in payment of any installment herein for a period of ______________________ days to pay the full amount then unpaid to the Assignee upon demand. The liability of the undersigned shall not be affected by any settlement, extension of credit or variation of terms of the within Security Agreement. The undersigned waives notice of acceptance of this guaranty and notice of nonpayment and nonperformance.


                                        _______________________________________
                                                       Creditor

                                        By:____________________________________